Exhibit 99.1

OZOP Energy Solutions, Inc and Cirba Solutions Create National EV Battery Recycling Dealership Program

Warwick, NY January 11, 2023 — (GLOBE NEWSWIRE) Ozop Energy Solutions, Inc. (OZSC or the “Company”). Ozop Energy Solutions Inc. (“OZOP”) has signed a multi-year contract with Cirba Solutions, the leading provider of battery management and materials processing services for end-of-life batteries and gigafactory manufacturing scrap, to offer a complete battery recycling program to its extensive dealership network. As electric vehicle (EV) adoption continues to rise in the US, dealerships are increasing their EV offerings and receiving more used EVs from consumers.

Ozop, a pioneer in the renewable energy market, offers extended warranties for electric vehicles, with the most comprehensive coverage of the battery through agencies and Finance and Insurance (F&I) entities through its wholly owned subsidiary, EV Insurance Company (DBA OZOP Plus). The company is now taking its commitment to sustainability a step further by partnering with Cirba Solutions to provide full-scale battery coverage and recycling services to its dealerships.

Cirba Solutions is known for its focus on safety, sustainability, and transparent practices. The company will provide collection, logistical coordination from dealerships to processing facilities, dismantling, material recovery and more to all of Ozop’s dealership network. “Partnering with trusted sources to ensure that dealerships have the resources they need is critical as the adoption rate of electric vehicles increases in the US,” said Brian Conway, CEO of Ozop Energy Solutions.

“This dealership program is a significant step towards expanding turnkey solutions to enhance offerings coast-to-coast and increasing the circular battery supply chain and overall battery recycling rates in the US.” says David Klanecky, President & CEO of Cirba Solutions. By providing access to collection programs, Ozop is leading the charge in the electrification of transportation.

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Cirba Solutions

Cirba Solutions is the most trusted and only complete service provider in the battery management industry, taking batteries at end-of-life, processing them to extract critical materials, and suppling those materials back into the supply chain. With an operational, differentiated platform its full suite of capabilities addresses lithium-ion and cross-chemistry battery demand supporting a circular battery supply chain for the industry. It is the leader in end-to-end battery recycling management solutions, offering battery-centric logistics, collection program solutions, second-life applications, and validating cathode production, with technological processes that emphasize environmental compliance. Cirba Solutions combines the resources and expertise of Heritage Battery Recycling, Retriev Technologies, and Battery Solutions.

www.cirbasolutions.com

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About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus (http://ozopplus.com) is licensed as a captive insurer that reinsures.

https://twitter.com/EvWarrantyOzop

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design (http://ozopengineering.com) engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC
845-397-2956
www.thewaypointrefinery.com